Our File No. 2019836-2198360100
May 26, 2005

Capital Corp of the West
550 West Main Street
Modesto, CA 95340

Registration Statement on Form S-8 for Capital Corp of the West 2002 Stock Option Plan, Capital Corp of the West 401(k) Profit Sharing Plan and Capital Corp of the West Employee Stock Ownership Plan

Ladies and Gentlemen:

We have acted as counsel to Capital Corp of the West, a California corporation (the “Company”), in connection with the Registration Statement under the Securities Act of 1933, as amended (the "Act"), of shares (the “Shares”) of the Company’s Common Stock, no par value, issuable under the Company’s a) 2002 Stock Option Plan, b) 401(k) Profit Sharing Plan and c) Employee Stock Ownership Plan (collectively, the “Plans”), pursuant to a Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about the date of this opinion.

As counsel to the Company, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the
Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company and of public officials as we have deemed necessary or advisable for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

This opinion is limited solely to the laws of the State of California Corporations Code, as applied by courts located in California, and the reported judicial decisions interpreting the Code.   Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance of the Shares in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/BINGHAM MCCUTCHEN LLP
BINGHAM McCUTCHEN LLP